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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 2, 2000, accompanying the consolidated financial statements included in the Annual Report of Rushmore Financial Group, Inc. on Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Rushmore Financial Group, Inc. on Forms S-8 (File No. 333-84897, effective August 10, 1999, File No. 333-84899, effective August 10, 1999, and File No. 333-84901, effective August 10, 1999).


GRANT THORNTON LLP

Dallas, Texas
March 6, 2000